UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

Nevada	68-0542002
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2441 High Timbers Dr., Suite 120, The Woodlands, Texas 77380
(Address of Principal Executive Offices) (Zip Code)

2008 Amended Stock Option Plan
(Full title of the plan)

The Corporation Trust Company of Nevada
6100 Neil Road, Suite 500
Reno, Nevada 89511
(Name and address of agent for services)

(775) 688-3061
(Telephone number, including area code, of agent for service)

Copies of all communications to:

Clark Wilson LLP
Barristers & Solicitors
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1, Canada
Telephone: (604) 687-5700
Facsimile: (604) 687-6314

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company as defined in Rule 12b-2 of the Exchange Act:

Large accelerated filer	[ ]		Accelerated filer	[ ]
Non-accelerated filer	[ ]	(Do not check if smaller reporting company)	Smaller reporting company	[x]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
Title of securities to	Amount to be	offering	aggregate	registration
be registered	registered(1),(2)	price per share(3),(4)	offering price(3),(4)	fee(4)
Common Stock	5,000,000	$0.325	$1,625,000	$115.86

(1)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)

Consists of up to 5,000,000 shares of our common stock issued or issuable pursuant to our 2008 amended stock option plan. Our 2008 amended stock option plan provides for the grant of stock options to acquire a maximum of 5,000,000 shares of our common stock. All of the shares issued or issuable under our 2008 amended stock option plan are being registered under this registration statement on Form S-8.

(3)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(4)

Based on the average of the last reported bid and ask price per share ($0.32 bid; $0.33 ask) for our common stock on April 23, 2010, as reported by Financial Industry Regulatory Authority’s OTC Bulletin Board.

EXPLANATORY NOTE

We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register an aggregate of 5,000,000 shares of our common stock that are issued or issuable pursuant to stock options granted and to be granted under our 2008 amended stock option plan. The purpose of our 2008 amended stock option plan is to retain the services of valued key employees and consultants of our company and such other persons as the plan administrator selects, and to encourage such persons to acquire a greater proprietary interest in our company, thereby strengthening their incentive to achieve the objectives of our stockholders, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by the plan administrator.

Under cover of this registration statement on Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act of 1933 (in accordance with Section C of the General Instructions to Form S-8). The reoffer prospectus may be used for reoffers and resales of up to an aggregate of 3,350,000 “restricted securities” and/or “control securities” (as such terms are defined in Form S-8) issued or issuable upon exercise of the stock options granted pursuant to our 2008 amended stock option plan on a continuous or delayed basis in the future.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in our 2008 amended stock option plan as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents are not being filed with the Securities and Exchange Commission, but constitute, along with the documents incorporated by reference into this registration statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

Reoffer Prospectus

3,350,000 Shares

Common Stock

__________________________________

The selling stockholders identified in this reoffer prospectus may offer and sell up to 3,350,000 shares of our common stock issued or issuable upon exercise of stock options. We granted the stock options to such selling stockholders pursuant to our 2008 amended stock option plan.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the stock options by the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsels applicable to the sale of their shares.

Our common stock is quoted on Financial Industry Regulatory Authority’s OTC Bulletin Board under the symbol “AKVA”. On April 26, 2010, the closing price of our common stock on the OTC Bulletin Board was $0.325 per share.

_________________________________

Investing in our common stock involves risks. See “Risk Factors” beginning on page 7.

_________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________________________

The date of this reoffer prospectus is April 27, 2010.

In this reoffer prospectus, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock. As used in this reoffer prospectus, the terms “we”, “us”, “our”, and “Arkanova” mean Arkanova Energy Corporation and/or its subsidiaries, unless otherwise indicated.

Prospectus Summary

Our Business

We were incorporated in the State of Nevada on September 6, 2001 under the name Talon Ventures, Inc. and on January 15, 2003, we changed our name to Alton Ventures, Inc. On October 20, 2006, we entered into an agreement and plan of merger with Arkanova Acquisition Corp., our wholly-owned subsidiary, and Arkanova Energy, Inc., a private Delaware corporation. The agreement and plan of merger contemplated the merger of Arkanova Energy, Inc. with and into Arkanova Acquisition Corp., with Arkanova Acquisition Corp. surviving as our wholly-owned subsidiary. Effective November 1, 2006, we changed our name from Alton Ventures Inc. to Arkanova Energy Corporation. The closing of the agreement and plan of merger occurred on March 1, 2007. As of that date, we acquired all of the property interests formerly held by Arkanova Energy, Inc.

We are a junior producing oil and gas company and are also engaged in the acquisition, exploration and development of prospective oil and gas properties. We hold property interests located in three counties in the State of Arkansas, United States, mineral leases in Delores County, Lone Mesa State Park, Colorado and leasehold interests located in Pondera and Glacier Counties, Montana.

In addition to our existing property interests, we intend to acquire additional oil and gas property interests in the future. Management believes that future growth of our company will primarily occur through the exploration and development of our existing properties and through the acquisition of additional oil and gas properties following extensive due diligence by our company. However, we may elect to proceed through collaborative agreements and joint ventures in order to share expertise and reduce operating costs with other experts in the oil and gas industry. We anticipate that the analysis of new property interests will be undertaken by or under the supervision of our management and board of directors.

Our executive and head offices are located at 2441 High Timbers Dr., Suite 120, The Woodlands, Texas 77380. Our telephone number at our executive and head offices is (281) 298-9555.

The Offering

The selling stockholders identified in this reoffer prospectus may offer and sell up to 3,350,000 shares of our common stock issued or issuable upon exercise of stock options. We granted the stock options to such selling stockholders pursuant to our 2008 amended stock option plan.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Number of Shares Outstanding

There were 37,700,250 shares of our common stock issued and outstanding as at April 27, 2010.

Use of Proceeds

We will not receive any proceeds from the sale of any shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the stock options by the selling stockholders. If we receive proceeds upon exercise of these stock options, we intend to use these proceeds for working capital and general corporate purposes.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this reoffer prospectus in evaluating our company and our business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Relating To Our Business And The Oil And Gas Industry

We have a history of losses and this trend may continue and may negatively impact our ability to achieve our business objectives.

We have experienced net losses since inception, and expect to continue to incur substantial losses for the foreseeable future. Our accumulated deficit was $14.9 million as at December 31, 2009. We may not be able to generate significant revenues in the future and our company has incurred increased operating expenses following the recent commencement of production. As a result, our management expects our business to continue to experience negative cash flow for the foreseeable future and cannot predict when, if ever, our business might become profitable. We will need to raise additional funds, and such funds may not be available on commercially acceptable terms, if at all. If we are unable to raise funds on acceptable terms, we may not be able to execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations.

We have a limited operating history, which may hinder our ability to successfully meet our objectives.

We have a limited operating history upon which to base an evaluation of our current business and future prospects. We have only recently commenced production and we do not have an established history of operating producing properties or locating and developing properties that have oil and gas reserves. As a result, the revenue and income potential of our business is unproven. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business. Errors may be made in predicting and reacting to relevant business trends and we will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets. We may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause our business, results of operations and financial condition to suffer.

Our operations and proposed exploration activities will require significant capital expenditures for which we may not have sufficient funding and if we do obtain additional financing, our existing stockholders may suffer substantial dilution.

We intend to make capital expenditures far in excess of our existing capital resources to develop, acquire and explore oil and gas properties. We intend to rely on funds from operations and external sources of financing to meet our capital requirements to continue acquiring, exploring and developing oil and gas properties and to otherwise implement our business plan. We plan to obtain additional funding through the debt and equity markets, but we can offer no assurance that we will be able to obtain additional funding when it is required or that it will be available to us on commercially acceptable terms, if at all. In addition, any additional equity financing may involve substantial dilution to our then existing stockholders.

The successful implementation of our business plan is subject to risks inherent in the oil and gas business, which if not adequately managed could result in additional losses.

Our oil and gas operations are subject to the economic risks typically associated with exploration and development activities, including the necessity of making significant expenditures to locate and acquire properties and to drill exploratory wells. In addition, the availability of drilling rigs and the cost and timing of drilling, completing and, if warranted, operating wells is often uncertain. In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, development and, if warranted, production activities to be unsuccessful. This could result in a total loss of our investment in a particular well. If exploration efforts are unsuccessful in establishing proved reserves and exploration activities cease, the amounts accumulated as unproved costs will be charged against earnings as impairments.

In addition, market conditions or the unavailability of satisfactory oil and gas transportation arrangements may hinder our access to oil and gas markets and delay our production. The availability of a ready market for our prospective oil and gas production depends on a number of factors, including the demand for and supply of oil and gas and the proximity of reserves to pipelines and other facilities. Our ability to market such production depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities, in most cases owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially harm our business. We may be required to shut in wells for lack of a market or a significant reduction in the price of oil or gas or because of inadequacy or unavailability of pipelines or gathering system capacity. If that occurs, we would be unable to realize revenue from those wells until arrangements are made to deliver such production to market.

Our future performance is dependent upon our ability to identify, acquire and develop oil and gas properties, the failure of which could result in under use of capital and losses.

Our future performance depends upon our ability to identify, acquire and develop additional oil and gas reserves that are economically recoverable. Our success will depend upon our ability to acquire working and revenue interests in properties upon which oil and gas reserves are ultimately discovered in commercial quantities, and our ability to develop prospects that contain proven oil and gas reserves to the point of production. Without successful acquisition and exploration activities, we will not be able to develop additional oil and gas reserves or generate revenues. We cannot provide you with any assurance that we will be able to identify and acquire additional oil and gas reserves on acceptable terms, or that oil and gas deposits will be discovered in sufficient quantities to enable us to recover our exploration and development costs or sustain our business.

The successful acquisition and development of oil and gas properties requires an assessment of recoverable reserves, future oil and gas prices and operating costs, potential environmental and other liabilities, and other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. In addition, no assurance can be given that our exploration and development activities will result in the discovery of additional reserves. Our operations may be curtailed, delayed or canceled as a result of lack of adequate capital and other factors, such as lack of availability of rigs and other equipment, title problems, weather, compliance with governmental regulations or price controls, mechanical difficulties, or unusual or unexpected formations, pressures and or work interruptions. In addition, the costs of exploitation and development may materially exceed our initial estimates.

We have a very small management team and the loss of any member of our team may prevent us from implementing our business plan in a timely manner.

We have two executive officers and a limited number of additional consultants upon whom our success largely depends. We do not maintain key person life insurance policies on our executive officers or consultants, the loss of which could seriously harm our business, financial condition and results of operations. In such an event, we may not be able to recruit personnel to replace our executive officers or consultants in a timely manner, or at all, on acceptable terms.

Future growth could strain our personnel and infrastructure resources, and if we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

We expect to experience rapid growth in our operations, which will place a significant strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our management to manage growth effectively. This may require us to hire and train additional personnel to manage our expanding operations. In addition, we must continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully manage our growth, we may be unable to execute upon our business plan.

Market conditions or operation impediments may hinder our access to natural gas and oil markets or delay our production.

The marketability of production from our properties depends in part upon the availability, proximity and capacity of pipelines, natural gas gathering systems and processing facilities. This dependence is heightened where this infrastructure is less developed. Therefore, if drilling results are positive in certain areas of our oil and gas properties, a new gathering system would need to be built to handle the potential volume of gas produced. We might be required to shut in wells, at least temporarily, for lack of a market or because of the inadequacy or unavailability of transportation facilities. If that were to occur, we would be unable to realize revenue from those wells until arrangements were made to deliver production to market.

Our ability to produce and market natural gas and oil is affected and also may be harmed by:

  the lack of pipeline transmission facilities or carrying capacity;

  government regulation of natural gas and oil production;

  government transportation, tax and energy policies;

  changes in supply and demand; and

  general economic conditions.

We might incur additional debt in order to fund our exploration and development activities, which would continue to reduce our financial flexibility and could have a material adverse effect on our business, financial condition or results of operations.

If we incur indebtedness, the ability to meet our debt obligations and reduce our level of indebtedness depends on future performance. General economic conditions, oil and gas prices and financial, business and other factors affect our operations and future performance. Many of these factors are beyond our control. We cannot assure you that we will be able to generate sufficient cash flow to pay the interest on our current or future debt or that future working capital, borrowings or equity financing will be available to pay or refinance such debt. Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions, the value of our assets and performance at the time we need capital. We cannot assure you that we will have sufficient funds to make such payments. If we do not have sufficient funds and are otherwise unable to negotiate renewals of our borrowings or arrange new financing, we might have to sell significant assets. Any such sale could have a material adverse effect on our business and financial results.

Our properties in Arkansas and Colorado and/or future properties might not produce, and we might not be able to determine reserve potential, identify liabilities associated with the properties or obtain protection from sellers against them, which could cause us to incur losses.

Although we have reviewed and evaluated our properties in Arkansas, Colorado and Montana in a manner consistent with industry practices, such review and evaluation might not necessarily reveal all existing or potential problems. This is also true for any future acquisitions made by us. Inspections may not always be performed on every well, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is undertaken. Even when problems are identified, a seller may be unwilling or unable to provide effective contractual protection against all or part of those problems, and we may assume environmental and other risks and liabilities in connection with the acquired properties.

We are subject to ongoing obligations under our Acquisition and Development Agreement.

Under the terms of our Acquisition and Development Agreement, as modified by an agreement dated May 21, 2007, we will have to pay approximately an additional $5,600,000 to acquire the remainder of the acreage which we have committed to acquire, unless we elect to pay a majority of the costs with shares of our common stock at $1.25 per share. In addition, we are required to drill five additional wells within 24 months, from the date upon which Arkanova Delaware makes the last of the lease bonus payments as required in the agreement. We do not anticipate paying the final lease payment until the balance of the leases are delivered which is expected to occur in the next 12 month period. We expect that the total cost of these wells, together with a seismic program, will require approximately $5,600,000 in additional capital. We will need to obtain additional equity funding, and possibly additional debt funding as well, in order to be able to obtain these funds. Alternatively, we may be required to farmout a working interest in some of our acreage to a third party. There is no guarantee that we will be able to raise sufficient additional capital or alternatively that we will be able to negotiate a farmout arrangement on terms acceptable to us. In addition, while we anticipate that David Griffin will be able to deliver the mineral rights for all 50,000 acres which we have contracted for, we have no guarantee that he will be able to do so.

If we or our operators fail to maintain adequate insurance, our business could be materially and adversely affected.

Our operations are subject to risks inherent in the oil and gas industry, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, earthquakes and other environmental risks. These risks could result in substantial losses due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage, and suspension of operations. We could be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could have a material adverse effect on our financial condition and results of operations.

Any prospective drilling contractor or operator which we hire will be required to maintain insurance of various types to cover our operations with policy limits and retention liability customary in the industry. We will also plan to acquire our own insurance coverage for such prospects. The occurrence of a significant adverse event on such prospects that is not fully covered by insurance could result in the loss of all or part of our investment in a particular prospect which could have a material adverse effect on our financial condition and results of operations.

The oil and gas industry is highly competitive, and we may not have sufficient resources to compete effectively.

The oil and gas industry is highly competitive. We compete with oil and natural gas companies and other individual producers and operators, many of which have longer operating histories and substantially greater financial and other resources than we do, as well as companies in other industries supplying energy, fuel and other needs to consumers. Our larger competitors, by reason of their size and relative financial strength, can more easily access capital markets than we can and may enjoy a competitive advantage in the recruitment of qualified personnel. They may be able to absorb the burden of any changes in laws and regulation in the jurisdictions in which we do business and handle longer periods of reduced prices for oil and gas more easily than we can. Our competitors may be able to pay more for oil and gas leases and properties and may be able to define, evaluate, bid for and purchase a greater number of leases and properties than we can. Further, these companies may enjoy technological advantages and may be able to implement new technologies more rapidly than we can. Our ability to acquire additional properties in the future will depend upon our ability to conduct efficient operations, evaluate and select suitable properties, implement advanced technologies and consummate transactions in a highly competitive environment.

Complying with environmental and other government regulations could be costly and could negatively impact our production.

Our business is governed by numerous laws and regulations at various levels of government. These laws and regulations govern the operation and maintenance of our facilities, the discharge of materials into the environment and other environmental protection issues. Such laws and regulations may, among other potential consequences, require that we acquire permits before commencing drilling and restrict the substances that can be released into the environment with drilling and production activities.

Under these laws and regulations, we could be liable for personal injury, clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. Prior to commencement of drilling operations, we may secure limited insurance coverage for sudden and accidental environmental damages as well as environmental damage that occurs over time. However, we do not believe that insurance coverage for the full potential liability of environmental damages is available at a reasonable cost. Accordingly, we could be liable, or could be required to cease production on properties, if environmental damage occurs.

The costs of complying with environmental laws and regulations in the future may harm our business. Furthermore, future changes in environmental laws and regulations could result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.

Shortages of rigs, equipment, supplies and personnel could delay or otherwise adversely affect our cost of operations or our ability to operate according to our business plans.

If drilling activity increases in eastern Arkansas, Colorado, Montana or the southern United States generally, a shortage of drilling and completion rigs, field equipment and qualified personnel could develop. The demand for and wage rates of qualified drilling rig crews generally rise in response to the increasing number of active rigs in service and could increase sharply in the event of a shortage. Shortages of drilling and completion rigs, field equipment or qualified personnel could delay, restrict or curtail our exploration and development operations, which could in turn harm our operating results.

We will be required to replace, maintain or expand our reserves in order to prevent our reserves and production from declining, which would adversely affect cash flows and income.

In general, production from natural gas and oil properties declines over time as reserves are depleted, with the rate of decline depending on reservoir characteristics. If we are not successful in our exploration and development activities, our proved reserves will decline as reserves are produced. Our future natural gas and oil production is highly dependent upon our ability to economically find, develop or acquire reserves in commercial quantities.

To the extent cash flow from operations is reduced, either by a decrease in prevailing prices for natural gas and oil or an increase in exploration and development costs, and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of natural gas and oil reserves would be impaired. Even with sufficient available capital, our future exploration and development activities may not result in additional proved reserves, and we might not be able to drill productive wells at acceptable costs.

The geographic concentration of all of our other properties in eastern Arkansas, Colorado and Montana subjects us to an increased risk of loss of revenue or curtailment of production from factors affecting those areas.

The geographic concentration of all of our leasehold interests in Phillips, Monroe and Deshea Counties, Arkansas, Lone Mesa State Park, Colorado and Pondera and Glacier Counties, Montana means that our properties could be affected by the same event should the region experience:

  severe weather;

  delays or decreases in production, the availability of equipment, facilities or services;

  delays or decreases in the availability of capacity to transport, gather or process production; or

  changes in the regulatory environment.

The oil and gas exploration and production industry historically is a cyclical industry and market fluctuations in the prices of oil and gas could adversely affect our business.

Prices for oil and gas tend to fluctuate significantly in response to factors beyond our control. These factors include:

  weather conditions in the United States and wherever our property interests are located;

  economic conditions, including demand for petroleum-based products, in the United States wherever our property interests are located;

  actions by OPEC, the Organization of Petroleum Exporting Countries;

  political instability in the Middle East and other major oil and gas producing regions;

  governmental regulations, both domestic and foreign;

  domestic and foreign tax policy;

  the pace adopted by foreign governments for the exploration, development, and production of their national reserves;

  the price of foreign imports of oil and gas;

  the cost of exploring for, producing and delivering oil and gas;

  the discovery rate of new oil and gas reserves;

  the rate of decline of existing and new oil and gas reserves;

  available pipeline and other oil and gas transportation capacity;

  the ability of oil and gas companies to raise capital;

  the overall supply and demand for oil and gas; and

  the availability of alternate fuel sources.

Changes in commodity prices may significantly affect our capital resources, liquidity and expected operating results. Price changes will directly affect revenues and can indirectly impact expected production by changing the amount of funds available to reinvest in exploration and development activities. Reductions in oil and gas prices not only reduce revenues and profits, but could also reduce the quantities of reserves that are commercially recoverable. Significant declines in prices could result in non-cash charges to earnings due to impairment.

Changes in commodity prices may also significantly affect our ability to estimate the value of producing properties for acquisition and divestiture and often cause disruption in the market for oil and gas producing properties, as buyers and sellers have difficulty agreeing on the value of the properties. Price volatility also makes it difficult to budget for and project the return on acquisitions and the exploration and development of projects. We expect that commodity prices will continue to fluctuate significantly in the future.

Our ability to produce oil and gas from our properties may be adversely affected by a number of factors outside of our control which may result in a material adverse effect on our business, financial condition or results of operations.

The business of exploring for and producing oil and gas involves a substantial risk of investment loss. Drilling oil and gas wells involves the risk that the wells may be unproductive or that, although productive, the wells may not produce oil or gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic if water or other deleterious substances are encountered that impair or prevent the production of oil or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. There can be no assurance that oil and gas will be produced from the properties in which we have interests. In addition, the marketability of oil and gas that may be acquired or discovered may be influenced by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas, gathering systems, pipelines and processing equipment, market fluctuations in oil and gas prices, taxes, royalties, land tenure, allowable production and environmental protection. We cannot predict how these factors may affect our business.

We may be unable to retain our leases and working interests in our leases, which would result in significant financial losses to our company.

Our properties are held under oil and gas leases. If we fail to meet the specific requirements of each lease, such lease may terminate or expire. We cannot assure you that any of the obligations required to maintain each lease will be met. The termination or expiration of our leases may harm our business. Our property interests will terminate unless we fulfill certain obligations under the terms of our leases and other agreements related to such properties. If we are unable to satisfy these conditions on a timely basis, we may lose our rights in these properties. The termination of our interests in these properties may harm our business. In addition, we will need significant funds to meet capital requirements for the exploration activities that we intend to conduct on our properties.

Title deficiencies could render our leases worthless which could have adverse effects on our financial condition or results of operations.

The existence of a material title deficiency can render a lease worthless and can result in a large expense to our business. It is our practice in acquiring oil and gas leases or undivided interests in oil and gas leases to forego the expense of retaining lawyers to examine the title to the oil or gas interest to be placed under lease or already placed under lease. Instead, we rely upon the judgment of oil and gas landmen who perform the field work in examining records in the appropriate governmental office before attempting to place under lease a specific oil or gas interest. This is customary practice in the oil and gas industry. However, we do not anticipate that we, or the person or company acting as operator of the wells located on the properties that we currently lease or may lease in the future, will obtain counsel to examine title to the lease until the well is about to be drilled. As a result, we may be unaware of deficiencies in the marketability of the title to the lease. Such deficiencies may render the lease worthless.

Risks Relating To Our Common Stock

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because a significant portion of our operations have been and will be financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new properties and continue our current operations. If our stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, may have a material adverse effect on the market price of our common stock.

If we issue additional shares in the future, it will result in the dilution of our existing stockholders.

Our articles of incorporation, as amended, authorizes the issuance of up to 1,000,000,000 shares of common stock with a par value of $0.001. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current stockholders. Further, such issuance may result in a change of control of our corporation.

Trading of our stock may be restricted by the Securities Exchange Commission’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Our common stock currently trades on a limited basis on the OTC Bulletin Board. Trading of our stock through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in our stock, in which case it could be difficult for stockholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Forward-Looking Statements

This reoffer prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section of this reoffer prospectus entitled “Risk Factors” commencing on page 7 of this reoffer prospectus, which may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

The Offering

The selling stockholders identified in this reoffer prospectus may offer and sell up to 3,350,000 shares of our common stock issued or issuable upon exercise of stock options. We granted the stock options to such selling stockholders pursuant to our 2008 amended stock option plan.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the stock options granted to the selling stockholders. If we receive proceeds upon exercise of stock options, we intend to use these proceeds to fund for working capital and general corporate purposes.

Determination of Offering Price

The selling stockholders may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Selling Stockholders

The selling stockholders may offer and sell, from time to time, any or all of shares of our common stock issued or issuable upon exercise of the stock options granted pursuant to our 2008 amended stock option plan.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of April 27, 2010 and the number of shares of our common stock being offered pursuant to this reoffer prospectus. We believe that the selling stockholders have sole voting and investment powers over their shares.

Because the selling stockholders may offer and sell all or only some portion of the 3,350,000 shares of our common stock being offered pursuant to this reoffer prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholders upon termination of the offering are only estimates based on the assumption that each selling stockholder will sell all of his shares of our common stock being offered in the offering.

None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this reoffer prospectus upon the occurrence of any event that makes any statement in this reoffer prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder and Percent of Total Issued and Outstanding Shares After the Offering (1)
			# of Shares(2)	% of Class(2),(3)
Pierre Mulacek(4)	1,787,500(5)	1,500,000(6)	287,500	*
Erich Hofer(7)	1,900,000(8)	900,000(9)	1,000,000	2.59%
Reginald Denny(10)	965,000(11)	950,000(12)	15,000	*
Totals	4,652,500	3,350,000	1,302,500

Notes
*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options, warrants or convertible preferred stock but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the selling stockholders will sell all of the shares being offered in this offering.

(3)

Based on 37,700,250 shares of our common stock issued and outstanding as of April 27, 2010. Shares of our common stock being offered pursuant to this reoffer prospectus by a selling stockholder are counted as outstanding for computing the percentage of that particular selling stockholder but are not counted as outstanding for computing the percentage of any other person.

(4)	Pierre Mulacek has been our president, chief executive officer, secretary, treasurer, and one of our directors since April 23, 2007 and chief financial officer from April 23, 2007 to October 18, 2007.

(5)

Consists of 587,500 shares of common stock and stock options to acquire an aggregate of 1,200,000 shares of common stock exercisable within sixty days of April 27, 2010. Of such options, 600,000 are exercisable at $0.39 per share until June 19, 2013 and 600,000 are exercisable at $0.20 per share until October 14, 2014.

(6)

Consists of (i) 300,000 shares issued at an exercise price of $0.10 per share upon exercise of the stock options granted pursuant to the stock option and subscription agreement dated April 23, 2007, as amended on November 14, 2008; (ii) 600,000 shares issuable at an exercise price of $0.39 per share upon exercise of the stock options granted pursuant to the stock option and subscription agreement dated June 19, 2008; and (iii) 600,000 shares issuable at an exercise price of $0.20 per share upon exercise of the stock options granted pursuant to the stock option and subscription agreement dated October 14, 2009. We granted all of these stock options pursuant to our 2008 amended stock option plan.

(7)	Erich Hofer has been one of our directors, the chairman of our audit committee and compensation committee since March 19, 2007.

(8)

Consists of 1,000,000 shares of common stock and stock options to acquire an aggregate of 900,000 shares of common stock exercisable within sixty days of April 27, 2010. Of such options, 300,000 are exercisable at the price of $0.10 per share until April 25, 2012, 300,000 are exercisable at the price of $0.39 per share until June 19, 2013 and 300,000 are exercisable at $0.20 per share until October 14, 2014.

(9)

Consists of (i) 300,000 shares issuable at an exercise price of $0.10 per share upon exercise of the stock options granted pursuant to the stock option and subscription agreement dated April 25, 2007, as amended on November 14, 2008; (ii) 300,000 shares issuable at an exercise price of $0.39 per share upon exercise of the stock options granted pursuant to the stock option and subscription agreement dated June 19, 2008; and (iii) 300,000 shares issuable at an exercise price of $0.20 per share upon exercise of the stock options granted pursuant to the stock option and subscription agreement dated October 14, 2009. We granted all of these stock options pursuant to our 2008 amended stock option plan.

(10)	Reginald Denny has been one of our directors since April 20, 2010 and our chief financial officer since October 18, 2007.

(11)

Consists of 165,000 shares of common stock and stock options to acquire an aggregate of 800,000 shares of common stock exercisable within sixty days of April 27, 2010. Of such options, 50,000 are exercisable at the price of $0.10 per share until October 18, 2012, 300,000 are exercisable at a price of $0.39 per share until June 19, 2013, 100,000 are exercisable at the price of $0.12 per share until November 19, 2013, and 350,000 are exercisable at $0.20 per share until October 14, 2014.

(12)

Consists of (i) 150,000 shares issued and 50,000 shares issuable at an exercise price of $0.10 per share upon exercise of the stock options granted pursuant to the stock option and subscription agreement dated October 18, 2007, as amended on November 14, 2008; (ii) 300,000 shares issuable at an exercise price of $0.39 per share upon exercise of the stock options granted pursuant to the stock option and subscription agreement dated June 19, 2008; (iii) 100,000 shares issuable at an exercise price of $0.12 per share upon exercise of the stock options granted pursuant to the stock option and subscription agreement dated November 19, 2008; and (iv) 350,000 shares issuable at an exercise price of $0.20 per share upon exercise of the stock options granted pursuant to the stock option and subscription agreement dated October 14, 2009. We granted all of these stock options pursuant to our 2008 amended stock option plan.

Plan of Distribution

The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock on any market upon which our common stock may be listed or quoted (currently Financial Industry Regulatory Authority’s OTC Bulletin Board), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of our common stock being offered for resale pursuant to this reoffer prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

1.

block trades in which the broker or dealer so engaged will attempt to sell the shares of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this reoffer prospectus;

3.	an exchange distribution in accordance with the rules of the exchange or quotation system;

4.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

5.	privately negotiated transactions;

6.	market sales (both long and short to the extent permitted under the federal securities laws);

7.	at the market to or through market makers or into an existing market for the shares;

8.	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

9.	a combination of any aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of his shares of our common stock or stock options to any pledgee, donee or other transferee, we will amend this reoffer prospectus and the registration statement of which this reoffer prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of our common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of our common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of our common stock as principal may thereafter resell the shares of our common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resale, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, any of the selling stockholders may pledge shares of our common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, his broker may offer and sell the pledged shares of our common stock from time to time. Upon a sale of the shares of our common stock, we believe that the selling stockholders will satisfy the prospectus delivery requirements under the Securities Act of 1933. We will file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post-effective amendment to the registration statement of which this reoffer prospectus forms a part will be filed disclosing the name of any broker-dealers, the number of shares of our common stock involved, the price at which our common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this reoffer prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of our common stock.

All expenses for this reoffer prospectus and related registration statement including legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of our common stock being offered pursuant to this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

Experts and Counsel

Our financial statements for the years ended September 30, 2009 and 2008 incorporated in this reoffer prospectus by reference from our annual report on Form 10-K for the year ended September 30, 2009 filed with the Securities and Exchange Commission on December 23, 2009 have been audited by MaloneBailey, LLP, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern), which are incorporated herein by reference, and have been so incorporated in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP, of Suite 800 – 885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock being offered pursuant to this reoffer prospectus.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this reoffer prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this reoffer prospectus as having given an opinion upon the validity of the securities being offered pursuant to this reoffer prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Material Changes

There have been no material changes to the affairs of our company since September 30, 2009 which have not previously been described in a report on Form 10-K, Form 10-Q or Form 8-K filed with the Securities and Exchange Commission.

Incorporation of Certain Information by Reference

The following documents filed by our company with the Securities and Exchange Commission are incorporated into this reoffer prospectus by reference:

1.	Our annual report on Form 10-K filed on December 23, 2009;

2.	Our quarterly report on Form 10-Q filed on February 16, 2010;

3.	Our current reports on Form 8-K filed on October 7, 2009, October 19, 2009, October 29, 2009, December 3, 2009, April 12, 2010, and April 21, 2010; and

4.

The description of our common stock contained in our amended registration statement on Form SB-2/A (SEC file number 333-118077) filed on February 1, 2005, as amended by our current report on Form 8-K filed on March 7, 2007, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to the registration statement of which this reoffer prospectus forms a part have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference into this reoffer prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

Where You Can Find More Information

We will provide to each person, including any beneficial owner, to whom this reoffer prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this reoffer prospectus but not delivered with this reoffer prospectus, upon written or oral request of such person at no cost to such person. Please send us such request by writing or calling at Arkanova Energy Corporation, 2441 High Timbers Dr., Suite 120, The Woodlands, Texas 77380; telephone: (281) 298-9555.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. The public may also read and copy any materials we file with the Securities and Exchange Commission at its public reference room at 100 F Street, N.E. Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act of 1933 with respect to the securities offered under this reoffer prospectus. This reoffer prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. This reoffer prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date of this reoffer prospectus.

3,350,000 Shares

Common Stock

_________________________________

Prospectus

_________________________________

April 27, 2010

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by our company with the Securities and Exchange Commission are incorporated into this registration statement by reference:

1.	Our annual report on Form 10-K filed on December 23, 2009;

2.	Our quarterly report on Form 10-Q filed on February 16, 2010;

3.	Our current reports on Form 8-K filed on October 7, 2009, October 19, 2009, October 29, 2009, December 3, 2009, April 12, 2010, and April 21, 2010; and

4.

The description of our common stock contained in our amended registration statement on Form SB-2/A (SEC file number 333-118077) filed on February 1, 2005, as amended by our current report on Form 8-K filed on March 7, 2007, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this registration statement have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

No expert named in this registration statement as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with this registration statement) or counsel named in this registration statement as having given an opinion upon the validity of the securities being offered pursuant to this registration statement or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Item 6. Indemnification of Directors and Officers.

Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Our articles of incorporation provide that we must indemnify our officers, directors, employees and agents to the full extent permitted by the laws of the state of Nevada.

Our bylaws provide that we must indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of our company, or is or was serving at the request of our company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Our bylaws also provide that we must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our company’s favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of our company, or is or was serving at the request of our company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of our company; provided, however, that no indemnification must be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to our company unless and only to the extent that, the court in which such action or suit was brought will determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court will deem proper. The termination of any action or suit by judgment or settlement will not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company.

Our bylaws also provide that to the extent that a director, trustee, officer, employee or agent of our company has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Our bylaws also provide that we have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of our company, or is or was serving at the request of our company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

Item 7. Exemption from Registration Claimed.

We issued the restricted securities to be reoffered and resold pursuant to this registration statement to our directors and executive officers relying on exemptions from registration provided by Section 4(2) and/or Regulation D of the Securities Act of 1933.

Item 8. Exhibits.

Exhibit
Number	Description

(4)	Instruments Defining the Rights of Security Holders, including Indentures

4.1	Articles of Incorporation (incorporated by reference from our registration statement on Form SB-2 filed on August 19, 2004)

4.2	Bylaws (incorporated by reference from our registration statement on Form SB-2 filed on August 19, 2004)

4.3	Articles of Merger filed with the Secretary of State of Nevada on October 17, 2006 (incorporated by reference from our current report on Form 8-K filed on November 1, 2006)

4.4	Certificate of Change filed with the Secretary of State of Nevada on October 17, 2006 (incorporated by reference from our current report on Form 8-K filed on November 1, 2006)

4.5*	2008 Amended Stock Option Plan

(5)	Opinion regarding Legality

5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered

(23)	Consents of Experts and Counsel

23.1*	Consent of MaloneBailey, LLP

23.2*	Consent of Clark Wilson LLP (included in Exhibit 5.1)

*Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas on April 27, 2010.

ARKANOVA ENERGY CORPORATION

By: /s/ Pierre Mulacek
       Pierre Mulacek
       President and Chief Executive Officer,
       Secretary, Treasurer and Director
       (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By: /s/ Pierre Mulacek
       Pierre Mulacek
       President and Chief Executive Officer,
       Secretary, Treasurer and Director
       (Principal Executive Officer)
       Date: April 27, 2010

By: /s/ Reginald Denny
       Reginald Denny
       Chief Financial Officer and Director
       (Principal Financial Officer and Principal Accounting Officer)
       Date: April 27, 2010

By: /s/ Erich Hofer
       Erich Hofer
       Director
       Date: April 27, 2010